As filed with the Securities and Exchange Commission on February 11, 2021.

Registration No. 333-252520

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Indonesia Energy Corporation Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	1311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dea Tower I, 11th Floor, Suite 1103

Jl. Mega Kuningan Barat Kav. E4.3 No.1-2

Jakarta 12950, Indonesia

+62 21 576 8888

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

James J. Huang

Chief Investment Officer

Dea Tower I, 11th Floor, Suite 1103

Jl. Mega Kuningan Barat Kav. E4.3 No.1-2

Jakarta 12950, Indonesia

+62 21 576 8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman &Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Tel: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 of Indonesia Energy Corporation Limited (File No. 333-252520) (the “Registration Statement”) is being filed as an exhibit-only filing to file an updated opinion of Ogier as Exhibit 5.1 (“Exhibit 5.1”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 5,1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9.	Exhibits.

EXHIBIT INDEX

Exhibits	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 12, 2019)

3.2	Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 12, 2019)

4.1	Form of Warrant and/or Warrant Agent Agreement**

4.2	Form of Certificate of Designation of Preferred shares**

4.3	Form of Indenture (1)

4.4	Form of Debt Securities**

4.5	Form of Rights Agreement and Form of Rights Certificate**

4.6	Form of Unit Agreement and Form of Unit Certificate**

5.1	Opinion of Ogier (2)

5.2	Opinion of Ellenoff Grossman & Schole LLP (1)

23.1	Consent of Ogier (included in Exhibit 5.1) (2)

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2) (1)

23.3	Power of Attorney (included on the signature page of the Registration Statement) (1)

(1)	Previously filed.

(2)	Filed herewith

*	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC.

**	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC and incorporated by reference herein if any warrants or preferred shares offered under this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jakarta, Indonesia, on February 11, 2021.

Indonesia Energy Corporation Limited

By:	/s/ Wirawan Jusuf
Name:	Wirawan Jusuf
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wirawan Jusuf
Wirawan Jusuf	Chief Executive Officer	February 11, 2021
(principal executive officer)

/s/ Gregory L. Overholtzer
Gregory L. Overholtzer	Chief Financial Officer	February 11, 2021
(principal financial and accounting officer)

/s/ Frank C. Ingriselli
Frank C. Ingriselli	President	February 11, 2021

/s/ James J. Huang
James J. Huang	Chief Investment Officer and Director	February 11, 2021

*
Mirza F. Said	Chief Business Development Officer and Director	February 11, 2021

*
Mochtar Hussein	Director	February 11, 2021

*
Benny Dharmawan	Director	February 11, 2021

*
Tamba P. Hutapea	Director	February 11, 2021

*
Michael L. Peterson	Director	February 11, 2021

*	By:	/s/ James J, Huang
James J. Huang
Attorney-in-fact